- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                ----------------

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 10, 1994

                            ------------------------

                            THE TIMES MIRROR COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                   1-4914              95-1298980
 (STATE OR OTHER JURISDICTION       (COMMISSION        (I.R.S. EMPLOYER
      OF INCORPORATION)            FILE NUMBER)      IDENTIFICATION NO.)

             TIMES MIRROR SQUARE                                   90053
           LOS ANGELES, CALIFORNIA                              (ZIP CODE)
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (213) 237-3700

                                      NONE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

    In June 1994, The Times Mirror Company (the "Registrant") signed an agreement to merge its cable television operations with Cox Cable Communications, Inc. The accompanying consolidated balance sheets of the Registrant and its subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1993, and notes thereto are based on the financial statements and notes thereto contained in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, and reclassify the Registrant's cable television business as a discontinued operation as a result of such proposed merger.

ITEM 7.  FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----
Report of Independent Auditors.............................................................................           3
Statements of Consolidated Income..........................................................................           4
Consolidated Balance Sheets................................................................................           5
Statements of Shareholders' Equity.........................................................................           7
Statements of Consolidated Cash Flows......................................................................           8
Notes to Consolidated Financial Statements.................................................................           9

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Shareholders and Board of Directors
The Times Mirror Company

    We have audited the accompanying consolidated balance sheets of The Times Mirror Company and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Times Mirror Company and subsidiaries at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

    As discussed in Notes H and K to the consolidated financial statements, in 1992 the Company changed its method of accounting for income taxes and postretirement benefits other than pensions.

                                          ERNST & YOUNG LLP

Los Angeles, California
February 3, 1994, except for
Notes I, N, P, Q and R, as to which
the date is November 9, 1994

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
                       STATEMENTS OF CONSOLIDATED INCOME
              (In thousands of dollars, except per share amounts)

                                                                         YEAR ENDED DECEMBER 31
                                                                   ----------------------------------
                                                                         1993        1992        1991
- -----------------------------------------------------------------------------------------------------

REVENUES.........................................................  $3,243,749  $3,155,430  $3,117,174
- -----------------------------------------------------------------------------------------------------

COSTS AND EXPENSES
  Cost of sales..................................................   1,759,052   1,716,971   1,701,238
  Selling, general and administrative expenses...................   1,215,491   1,172,000   1,164,964
  Restructuring charges..........................................      80,164     202,700      42,300
- -----------------------------------------------------------------------------------------------------
                                                                    3,054,707   3,091,671   2,908,502
- -----------------------------------------------------------------------------------------------------

OPERATING PROFIT.................................................     189,042      63,759     208,672

  Interest expense...............................................     (84,054)    (74,281)    (76,724)
  Nonrecurring charges...........................................                             (85,614)
  Other, net.....................................................       4,797       3,420       9,014
- -----------------------------------------------------------------------------------------------------

  Income (loss) from continuing operations before income taxes...     109,785      (7,102)     55,348
  Income taxes...................................................      58,116      11,267      41,028
- -----------------------------------------------------------------------------------------------------
  Income (loss) from continuing operations.......................      51,669     (18,369)     14,320

  Discontinued operations:
    Income from discontinued operations, net of income taxes.....     133,788      75,144      67,634
    Gain on sale of discontinued operations, net of income
     taxes.......................................................     131,702
- -----------------------------------------------------------------------------------------------------
  Income before cumulative effect of changes in accounting
    principles...................................................     317,159      56,775      81,954
  Cumulative effect of changes in accounting principles:
    Postretirement benefits, net of income tax benefit of
     $84,931.....................................................                (133,376)
    Income taxes.................................................                  10,000
- -----------------------------------------------------------------------------------------------------
NET INCOME (LOSS)................................................  $  317,159  $  (66,601) $   81,954
- -----------------------------------------------------------------------------------------------------

  Earnings (loss) per share:
    Continuing operations........................................       $ .40      $ (.14)       $.11
    Discontinued operations:
      Income from operations.....................................        1.04         .58         .53
      Gain on sale...............................................        1.02
- -----------------------------------------------------------------------------------------------------
    Before cumulative effect of changes in accounting
     principles..................................................        2.46         .44         .64
    Cumulative effect of changes in accounting principles:
      Postretirement benefits....................................                   (1.04)
      Income taxes...............................................                     .08
- -----------------------------------------------------------------------------------------------------
  Earnings (loss) per share......................................       $2.46      $ (.52)       $.64
- -----------------------------------------------------------------------------------------------------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           (In thousands of dollars)

                                                                          DECEMBER 31
                                                                     ----------------------
                                                                           1993        1992
- -------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents........................................  $   46,756  $   57,881
  Accounts receivable, less allowances for doubtful accounts and returns of
    $70,866 and $66,247............................................     511,347     516,422
  Note and other receivables.......................................     296,458
  Inventories......................................................     161,251     167,168
  Deferred income taxes............................................      40,965      49,107
  Prepaid and other................................................     160,097     197,454
- -------------------------------------------------------------------------------------------
  Total current assets.............................................   1,216,874     988,032

PROPERTY, PLANT AND EQUIPMENT
  Land.............................................................      96,213      99,314
  Buildings........................................................     621,141     600,900
  Machinery and equipment..........................................   1,351,883   1,370,969
- -------------------------------------------------------------------------------------------
                                                                      2,069,237   2,071,183
  Less allowances for depreciation and amortization................     760,609     725,863
- -------------------------------------------------------------------------------------------
                                                                      1,308,628   1,345,320

OTHER ASSETS
  Goodwill.........................................................     714,357     740,784
  Net assets of discontinued cable television operations...........     606,678     495,036
  Other intangibles................................................     132,690     135,171
  Deferred charges.................................................     156,957     159,766
  Other assets.....................................................     363,713     369,236
- -------------------------------------------------------------------------------------------
                                                                      1,974,395   1,899,993
- -------------------------------------------------------------------------------------------
                                                                     $4,499,897  $4,233,345
- -------------------------------------------------------------------------------------------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS -- CONTINUED
                           (In thousands of dollars)

                                                                          DECEMBER 31
                                                                     ----------------------
                                                                           1993        1992
- -------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable.................................................  $  380,005  $  378,148
  Short-term debt..................................................     336,356     100,809
  Accrued liabilities..............................................      94,436     116,834
  Employees' compensation..........................................      97,226      96,275
  Income taxes.....................................................       1,232         383
  Unearned income..................................................     177,738     156,208
  Other current liabilities........................................      56,173      34,715
- -------------------------------------------------------------------------------------------
  Total current liabilities........................................   1,143,166     883,372

LONG-TERM DEBT.....................................................     795,454   1,114,367

OTHER LIABILITIES AND DEFERRALS
  Deferred income taxes............................................     196,869      47,504
  Postretirement benefits..........................................     250,894     252,300
  Other liabilities................................................     214,239     235,156
- -------------------------------------------------------------------------------------------
                                                                        662,002     534,960
SHAREHOLDERS' EQUITY
  Common stock
    Series A, $1 par value: 300,000,000 authorized;
     97,588,000 and 96,534,000 issued..............................      97,588      96,534
    Series B, $1 par value; 100,000,000 authorized;
     no shares issued
    Series C, convertible, $1 par value; 150,000,000
     authorized; 32,366,000 and 33,382,000 issued..................      32,366      33,382
  Preferred stock, $1 par value; 4,500,000 shares authorized;
   no shares issued
  Additional paid-in capital.......................................     167,490     163,896
  Retained earnings................................................   1,687,574   1,513,977
- -------------------------------------------------------------------------------------------
                                                                      1,985,018   1,807,789
  Less treasury stock, at cost; 1,345,000 Series A shares..........      61,543      61,543
- -------------------------------------------------------------------------------------------
                                                                      1,923,475   1,746,246
  Less guaranteed debt of ESOP.....................................      24,200      45,600
- -------------------------------------------------------------------------------------------
                                                                      1,899,275   1,700,646
- -------------------------------------------------------------------------------------------
                                                                     $4,499,897  $4,233,345
- -------------------------------------------------------------------------------------------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
                       STATEMENTS OF SHAREHOLDERS' EQUITY

                           (In thousands of dollars)

                                                THREE YEARS ENDED DECEMBER 31, 1993
                      ---------------------------------------------------------------------------------------
                            COMMON STOCK         ADDITIONAL
                      ------------------------      PAID-IN    RETAINED     TREASURY   GUARANTEED
                         SERIES A     SERIES C      CAPITAL    EARNINGS        STOCK    ESOP DEBT       TOTAL
- -------------------------------------------------------------------------------------------------------------
BALANCE AT JANUARY
  1, 1991...........   $  93,497    $  36,332    $ 150,942   $1,779,685   $ (61,543)   $ (81,500)  $1,917,413
  Conversion of
    Series C shares
    to Series A
    shares..........       1,550       (1,550)
  Transactions
    related to stock
    option and
    restricted stock
    plans...........          20           15        6,611                                              6,646
  Dividends on
   common stock.....                                           (138,801)                             (138,801)
  Net income........                                             81,954                                81,954
  Reduction of
   guaranteed ESOP
   debt.............                                                                      16,900       16,900
  Translation gains
   and other........                                               (104)                                 (104)
- -------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER
  31, 1991..........      95,067       34,797      157,553    1,722,734     (61,543)     (64,600)   1,884,008
  Conversion of
    Series C shares
    to Series A
    shares..........       1,438       (1,438)
  Transactions
    related to stock
    option and
    restricted stock
    plans...........          29           23        6,343                                              6,395
  Dividends on
   common stock.....                                           (138,861)                             (138,861)
  Net loss..........                                            (66,601)                              (66,601)
  Reduction of
   guaranteed ESOP
   debt.............                                                                      19,000       19,000
  Translation losses
   and other........                                             (3,295)                               (3,295)
- -------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER
  31, 1992..........      96,534       33,382      163,896    1,513,977     (61,543)     (45,600)   1,700,646
  Conversion of
    Series C shares
    to Series A
    shares..........       1,034       (1,034)
  Transactions
    related to stock
    option and
    restricted stock
    plans...........          20           18        3,594                                              3,632
  Dividends on
   common stock.....                                           (138,887)                             (138,887)
  Net income........                                            317,159                               317,159
  Reduction of
   guaranteed ESOP
   debt.............                                                                      21,400       21,400
  Translation
   losses...........                                             (4,675)                               (4,675)
- -------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER
  31, 1993..........   $  97,588    $  32,366    $ 167,490   $1,687,574   $ (61,543)   $ (24,200)  $1,899,275
- -------------------------------------------------------------------------------------------------------------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
                     STATEMENTS OF CONSOLIDATED CASH FLOWS
                           (In thousands of dollars)

                                                                            YEAR ENDED DECEMBER 31
                                                                        -------------------------------
                                                                             1993       1992       1991
- -------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Income (loss) from continuing operations............................  $  51,669  $ (18,369) $  14,320
  Adjustments to derive cash flows from continuing operating activities:
    Depreciation and amortization.....................................    170,978    158,489    169,906
    Amortization of product development costs.........................     55,876     51,948     43,696
    Restructuring charges.............................................    (35,523)   169,063     32,700
    Provision for doubtful accounts...................................     23,105     38,523     40,832
    Benefit for deferred income taxes.................................     (1,851)   (32,593)    (8,176)
    Nonrecurring charges..............................................                           85,614
    Changes in assets and liabilities:
      Trade accounts receivable.......................................    (34,771)   (33,254)   (22,456)
      Inventories.....................................................      5,618       (265)       674
      Accounts payable................................................     15,184     11,664     18,382
      Income taxes....................................................     75,761    (27,942)   (10,305)
    Other, net........................................................    (23,587)   (13,232)   (18,346)
- -------------------------------------------------------------------------------------------------------
    Net cash provided by continuing operating activities..............    302,459    304,032    346,841
  Income from discontinued operations.................................    133,788     75,144     67,634
  Adjustment to derive cash flows from discontinued operating activities:
    Change in net operating assets....................................     (1,454)   104,741     74,172
- -------------------------------------------------------------------------------------------------------
    Net cash provided by discontinued operating activities............    132,334    179,885    141,806
- -------------------------------------------------------------------------------------------------------
    Net cash provided by operating activities.........................    434,793    483,917    488,647
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures................................................   (111,703)  (115,740)  (156,573)
  Proceeds from sales of operating assets.............................     33,546     46,842     46,045
  Additions to product development costs..............................    (61,722)   (62,002)   (62,237)
  Acquisitions, net of cash acquired..................................    (54,318)  (155,130)    (2,025)
  Other, net..........................................................     (1,091)     3,989      2,903
- -------------------------------------------------------------------------------------------------------
                                                                         (195,288)  (282,041)  (171,887)
  Net cash used in investing activities of discontinued cable
   operations.........................................................    (32,033)  (178,857)   (57,575)
- -------------------------------------------------------------------------------------------------------
    Net cash used in investing activities.............................   (227,321)  (460,898)  (229,462)
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of debt...................................................   (311,348)  (101,722)  (333,891)
  Proceeds from issuance of debt......................................    249,397    243,463    206,994
  Dividends paid......................................................   (138,878)  (138,846)  (138,792)
  Reduction of guaranteed ESOP debt...................................    (21,400)   (19,000)   (16,900)
  Common stock issuance related to stock options and awards...........      3,632      6,395      6,646
- -------------------------------------------------------------------------------------------------------
    Net cash used in financing activities.............................   (218,597)    (9,710)  (275,943)
- -------------------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents......................    (11,125)    13,309    (16,758)
Cash and cash equivalents at beginning of year........................     57,881     44,572     61,330
- -------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year..............................  $  46,756  $  57,881  $  44,572
- -------------------------------------------------------------------------------------------------------
Cash paid during the year for:
  Interest (net of amounts capitalized)...............................  $  89,134  $  80,415  $  73,010
  Income taxes........................................................    106,540    117,862    101,724

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all significant intercompany transactions and balances. Affiliated companies in which the Company owns a 20 percent to 50 percent interest are accounted for by the equity method. The Company's share of affiliates' operating results is included in "Other, net."

RECLASSIFICATIONS

    Certain   amounts  in  previously  issued  financial  statements  have  been reclassified to conform to the 1993 presentation.

CHANGES IN ACCOUNTING PRINCIPLES

    Effective January 1, 1992, the Company adopted new accounting principles for income taxes and postretirement benefits. These changes in accounting are described in Note H and Note K, respectively.

CASH EQUIVALENTS

    Cash equivalents consist of investments that are readily convertible into cash and generally have original maturities of three months or less.

INVENTORIES

    Inventories are carried at the lower of cost or market and are determined under the first-in, first-out method for books and certain finished products, and under the last-in, first-out method for newsprint, paper and certain other inventories.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are carried on the basis of cost. Generally, depreciation is provided on a straight-line basis for buildings, machinery and equipment.

GOODWILL AND OTHER INTANGIBLES

    Goodwill recognized in business combinations accounted for as purchases subsequent to October 31, 1970 ($700,904,000 at December 31, 1993, and
$727,331,000 at December 31, 1992--net of accumulated amortization of $145,295,000 and $149,835,000, respectively) is being amortized over a period of 40 years. Goodwill arising from business combinations consummated prior to November 1, 1970 is not being amortized because, in the opinion of management, it has not diminished in value. Goodwill amortization expense, including amounts related to discontinued operations, amounted to $26,737,000 for 1993, $25,404,000 for 1992, and $25,648,000 for 1991.

    Other intangibles arising in connection with acquisitions are being amortized on a straight-line basis over their estimated useful lives from 3 to 21 years. Accumulated amortization was $98,597,000 and $96,453,000 at December 31, 1993 and 1992, respectively.

    The Company assesses on an ongoing basis the recoverability of intangible assets, including goodwill, based on estimates of future undiscounted cash flows for the applicable business compared to net book value. If the future undiscounted cash flow estimate were less than net book value, net book value would then be reduced to the undiscounted cash flow estimate. The Company also evaluates the amortization periods of assets, including goodwill and other intangible assets, to determine whether events or circumstances warrant revised estimates of useful lives.

DEFERRED CHARGES

    Deferred charges, principally book and training material preparation, printing and duplication costs, are written off over the estimated product life as the products are sold.

REVENUE RECOGNITION

    Revenues from certain products sold with the right of return, principally books, are recognized net of a provision for estimated returns. Magazine, newspaper and other subscription revenues are deferred as unearned income at the time of sale. As products are delivered to subscribers, a pro rata share of the subscription price is included in revenue.

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Magazine subscription selling expenses are deferred as current or noncurrent assets and charged to expense over the same period as the related revenue is earned.

RETIREMENT PLANS AND POSTRETIREMENT BENEFITS

    The Company has defined benefit pension plans and various other contributory and noncontributory retirement plans covering substantially all employees. In general, benefits under the defined benefit plans are based on years of service and the employee's compensation during the last five years of employment. In determining net periodic pension expense (income), prior service costs are amortized on a straight-line basis over 10 years. The defined benefit plans are funded on a current basis in accordance with the Employee Retirement Income Security Act of 1974. An Employee Stock Ownership Plan (ESOP) provides benefits in conjunction with certain defined benefits, and the fair value of ESOP assets is recognized as an offset to required funding. The majority of the Company's employees are covered by one defined benefit plan. Funding is not expected to be required for this plan in the near future as this plan is overfunded.

    Postretirement health care and life insurance benefits provided by the Company were substantially reduced as a result of plan modifications in 1993. Various unfunded postretirement health care plans cover employees hired before January 1, 1993, or approximately half of the Company's current employees. The plans have significantly different provisions for lifetime maximums, retiree cost-sharing, health care providers, prescription drug coverage and other benefits. Postretirement life insurance benefits are generally insured by life insurance policies and cover employees who retired on or before December 31, 1993. Life insurance benefits vary by plan, ranging from $1,000 to $250,000. Certain employees become eligible for the postretirement health care benefits if they meet minimum age and service requirements and retire from full-time, active service.

VOLUNTARY EMPLOYEE BENEFICIARY ASSOCIATION

    The Company maintains a Voluntary Employee Beneficiary Association (VEBA) trust to fund certain health care benefits. At December 31, 1993 and 1992, the VEBA trust balance of $53,949,000 and $48,895,000, respectively, is included in "Prepaid and other".

CASH MANAGEMENT SYSTEM

    Under the Company's cash management system, the bank notifies the Company daily of checks presented for payment against its primary disbursing accounts. The Company transfers funds from other sources such a short-term investments or commercial paper issuance, to cover the checks presented for payment. This program results in a book cash overdraft in the primary disbursing accounts as a result of checks outstanding. The book overdraft, which was reclassified to accounts payable, was $41,733,000 and $33,112,000 at December 31, 1993 and 1992,
respectively.

NOTE B -- CAPITAL STOCK
    Shares of Series A and Series C common stock are identical, except with respect to voting rights, restrictions on transfer of Series C shares and the right to convert Series C shares into Series A shares. Series A shares are entitled to one vote per share and Series C shares are entitled to ten votes per share. Series C shares are subject to mandatory conversion into Series A shares upon transfer to any person other than a "Permitted Transferee" as defined in the Company's Certificate of Incorporation or upon the occurrence of certain regulatory events. Series B common stock is entitled to one-tenth vote per share and is available for common stock issuance transactions, such as underwritten public offerings and acquisitions. The preferred stock is issuable in series under such terms and conditions as the board of directors may determine.

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE C -- ACQUISITION
    On October 30, 1992, the Company acquired Wm. C. Brown Communications, Inc., a leading publisher of college textbooks. This acquisition was accounted for by the purchase method and resulted in a non-cash transaction of $30,112,000 for liabilities assumed. The operations of this company are reflected in the Company's financial statements from date of acquisition. This acquisition resulted in goodwill of $66,653,000, which is being amortized over 40 years. Pro forma results for 1992, assuming this acquisition occurred on January 1, are not materially different from the results reported.

NOTE D -- RESTRUCTURING CHARGES
    Over the past three years, the Company has undertaken a number of restructuring actions aimed at streamlining or consolidating certain operational and administrative processes as well as refocusing certain product offerings. In each of these years, the Company has charged the estimated costs related to these actions against operations. Remaining liabilities of $116,560,000 related to these restructuring charges are included in the consolidated balance sheet at December 31, 1993. The majority of this amount will be spent during 1994, with the remainder, principally related to lease payments, to be paid over lease periods extending to 2002.

    During 1993, the Company recorded restructuring charges of $80,164,000 ($47,724,000 after taxes, or 37 cents per share). More than half of this amount is for severance or pay-related actions and approximately forty percent relates to leased facilities, product line changes and other costs necessary to implement the Company's plans. The remainder includes various asset write-offs.

    During 1992, the Company recorded restructuring charges of $202,700,000 ($123,248,000 after taxes, or 96 cents per share). Nearly two-thirds of this amount is for severance or pay-related actions. Approximately fifteen percent is for leased facilities, while the remainder relates to product line changes and other costs necessary to implement the restructuring plan at Matthew Bender.

    During 1991, the Company recorded restructuring charges of $42,300,000 ($25,514,000 after taxes, or 18 cents per share) primarily related to voluntary early retirement and separation programs at the LOS ANGELES TIMES and THE BALTIMORE SUN.

NOTE E -- NONRECURRING CHARGES
    During 1991, the Company sold Broadcasting Publications, Inc. at a loss of $20,614,000 and recorded a $65,000,000 write-down of the note and other assets outstanding from the 1987 sale of THE DENVER POST. These items reduced income from continuing operations before income taxes by $85,614,000 or $52,985,000 (42 cents per share) after applicable income taxes.

NOTE F -- INTEREST EXPENSE
    For the years ended December 31, 1993, 1992 and 1991, interest expense of $84,445,000, $78,244,000 and $90,261,000, respectively, was incurred; $391,000,
$3,963,000 and $13,537,000 of which was capitalized.

NOTE G -- INVENTORIES
    Inventories consist of the following (in thousands):

                                                                          DECEMBER 31
                                                                -------------------------------
                                                                     1993       1992       1991
- -----------------------------------------------------------------------------------------------
Newsprint, paper and other raw materials......................  $  39,066  $  50,633  $  59,557
Books and other finished products.............................     94,675     91,205     71,788
Work-in-process...............................................     27,510     25,330     20,596
- -----------------------------------------------------------------------------------------------
                                                                $ 161,251  $ 167,168  $ 151,941
- -----------------------------------------------------------------------------------------------

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE G -- INVENTORIES (CONTINUED)
    Inventories determined on the last-in, first-out method were $26,994,000, $40,177,000 and $51,133,000 at December 31, 1993, 1992 and 1991, respectively, and would have been higher by $8,232,000 in 1993, $4,631,000 in 1992 and $7,427,000 in 1991 had the first-in, first-out method (which approximates current cost) been used exclusively.

NOTE H -- INCOME TAXES
    Income tax expense from continuing operations consists of the following (in thousands):

                                                                       1993       1992       1991
- -------------------------------------------------------------------------------------------------
Current
  Federal.......................................................  $  34,561  $  10,789  $  14,596
  State.........................................................     14,715     19,997     21,158
  Foreign.......................................................     10,691     13,074     13,450
Deferred
  Federal.......................................................     (4,333)   (22,627)    (9,170)
  State.........................................................      2,482     (9,966)       994
- -------------------------------------------------------------------------------------------------
                                                                  $  58,116  $  11,267  $  41,028
- -------------------------------------------------------------------------------------------------

    The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and recorded a cumulative adjustment increasing net income by $10,000,000 (8 cents per share) as of January 1, 1992. There was no other effect on earnings for 1992. Prior-year financial statements have not been restated.

    The tax effect of temporary differences results in deferred income tax assets (liabilities) as follows (in thousands):

                                                                            DECEMBER 31
                                                                        --------------------
                                                                             1993       1992
- --------------------------------------------------------------------------------------------
Accelerated depreciation..............................................  $(185,127) $(145,994)
Retirement and health benefits........................................   (137,361)  (123,353)
Postretirement benefits...............................................    109,215     91,094
Valuation and other reserves..........................................     84,986     68,531
Deferred gain on sale of assets.......................................    (84,901)
Other employee benefits...............................................     37,533     38,057
State and local income taxes..........................................     19,400     10,427
Restructuring charges.................................................     21,785     70,897
Subscription selling expenses.........................................    (13,746)   (18,217)
Other deferred tax assets.............................................     34,451     37,734
Other deferred tax liabilities........................................    (42,139)   (27,573)
- --------------------------------------------------------------------------------------------
                                                                        $(155,904) $   1,603
- --------------------------------------------------------------------------------------------

    The above aggregate amounts reflect a current deferred tax asset of $40,965,000 and $49,107,000 at December 31, 1993 and 1992, respectively, and a noncurrent deferred tax liability of $196,869,000 and $47,504,000 at December 31, 1993 and 1992, respectively.

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE H -- INCOME TAXES (CONTINUED)
    Prior to January 1, 1992, deferred income taxes were provided on timing differences between book and taxable income. Deferred income tax expense (benefit) for continuing operations for 1991 resulted from the following (in thousands):

                                                                                         1991
- ---------------------------------------------------------------------------------------------
Accelerated depreciation..........................................................  $  21,917
Pension income....................................................................      8,715
Write-down of assets..............................................................    (23,184)
Restructuring costs...............................................................     (9,204)
Self-insurance reserves...........................................................     (3,165)
Other.............................................................................     (3,255)
- ---------------------------------------------------------------------------------------------
                                                                                    $  (8,176)
- ---------------------------------------------------------------------------------------------

    The difference between actual income tax expense and the U.S. federal statutory income tax expense for continuing operations is reconciled as follows (in thousands):

                                                                      1993       1992       1991
- ------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before income taxes:
  United States................................................  $  88,803  $ (28,278) $  33,285
  Foreign......................................................     20,982     21,176     22,063
- ------------------------------------------------------------------------------------------------
                                                                 $ 109,785  $  (7,102) $  55,348
- ------------------------------------------------------------------------------------------------
Federal statutory income tax rate..............................         35%        34%        34%
Federal statutory income tax expense (benefit).................  $  38,425  $  (2,415) $  18,818
Increase (decrease) in income taxes resulting from:
  State and local income taxes, net of Federal effect..........     11,179      6,620     14,620
  Goodwill amortization not deductible for tax purposes........      7,120      6,462      5,601
  Book donations value in excess of cost.......................     (2,194)    (1,881)    (1,245)
  Foreign tax differentials....................................      1,154      1,428      3,921
  Other........................................................      2,432      1,053       (687)
- ------------------------------------------------------------------------------------------------
                                                                 $  58,116  $  11,267  $  41,028
- ------------------------------------------------------------------------------------------------

NOTE I -- DEBT
    Short-term debt consists of the following (in thousands):

                                                                           DECEMBER 31
                                                                       --------------------
                                                                            1993       1992
- -------------------------------------------------------------------------------------------
Commercial paper.....................................................  $ 312,000
Current maturities of long-term debt.................................     24,356   $100,809
- -------------------------------------------------------------------------------------------
Total short-term debt................................................  $ 336,356   $100,809
- -------------------------------------------------------------------------------------------

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE I -- DEBT (CONTINUED)
    Long-term debt consists of the following (in thousands):

                                                                           DECEMBER 31
                                                                       --------------------
                                                                            1993       1992
- -------------------------------------------------------------------------------------------
Commercial paper.....................................................  $  46,231  $ 368,351
7 1/8% Debentures due March 1, 2013..................................    150,000
7 3/8% Debentures due July 1, 2023...................................    100,000
8 7/8% Notes due March 1, 2001.......................................    100,000    100,000
8.70% Notes due June 15, 1999........................................    100,000    100,000
8.60% Notes due November 15, 1993....................................               100,000
8.55% Notes due June 1, 2000.........................................     99,500    100,000
Ten-Year Notes
  8 7/8% due February 1, 1998........................................    100,000    100,000
  8% due December 15, 1996...........................................               100,000
  8 1/4% due April 1, 1996...........................................               100,000
Medium-Term Notes due from March 20, 1997 to April 3, 2000, with an
  average interest rate of 8.63%.....................................    100,000    100,000
Guaranteed debt of ESOP maturing through December 15, 1994...........     24,200     45,600
Others at various interest rates, maturing through 2001..............      1,761      1,710
- -------------------------------------------------------------------------------------------
                                                                         821,692  1,215,661
Unamortized discount.................................................     (1,882)      (485)
Less current maturities..............................................    (24,356)  (100,809)
- -------------------------------------------------------------------------------------------
Total long-term debt.................................................  $ 795,454  $1,114,367
- -------------------------------------------------------------------------------------------

    Commercial paper borrowings of $358,231,000 and $368,351,000 at December 31, 1993 and 1992, respectively, carried a weighted average interest rate of 3.3% in 1993 and 3.5% in 1992. The Company has agreements with several domestic and foreign banks for unsecured long-term revolving lines of credit which support its commercial paper borrowings. The domestic agreements, which expire April 27, 1995, provide for borrowings up to $240,000,000 at the banks' base rates. The commitment fee is 3/20 of one percent per annum. The foreign agreements, which expire May 25, 1995, provide for borrowings up to $150,000,000 at interest rates based on, at the Company's option, London Interbank Offered Rates (LIBOR), certificate of deposit rates or the bank's base rate. The commitment fee is 1/16 of one percent per annum. As of December 31, 1993, the Company had not borrowed under the agreements. Commercial paper borrowings aggregating $46,231,000 are classified as long-term obligations at December 31, 1993, since the Company intends to refinance this debt on a long-term basis. In addition, the Company has $51,850,000 of unused standby letters of credit at December 31, 1993.

    The ten-year notes are callable three years prior to maturity. A medium-term note for $30,000,000 is callable two years prior to its maturity date of March 20, 1998. The 8.70% Notes are due at the option of the holder five years prior to maturity. The 8.55% Notes were due at the option of the holder on June 1, 1993, and $500,000 was repaid on that date. The 8 1/4% Notes due April 1, 1996 were called March 1, 1993 and repaid on April 1, 1993. The 8% Notes due December 15, 1996 were called November 15, 1993 and repaid on December 15, 1993.

    The Company has an interest rate swap agreement expiring January 22, 1996. This agreement is for a $100,000,000 notional amount and exchanges payments to the Company at a fixed rate of 7.4% for payments by the Company at a variable rate based on a spread over three month LIBOR set in arrears.

    The Company has  guaranteed the debt  of its Employee  Stock Ownership  Plan
(ESOP). Over the remaining term of the debt, interest is payable based on the lesser of (a) 74 percent of the prime rate or

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE I -- DEBT (CONTINUED)
(b) 88 percent of the certificate of deposit rate. The Company has entered into interest rate swap agreements that exchange interest payments at the prime rate for payments at fixed rates. As a result of these agreements, the effective interest rate on the ESOP loans varies, but in no event will it exceed 7.44%.

    The Company's agreements with banks contain restrictive provisions relating primarily to levels of indebtedness and maintenance of net worth. Under the most restrictive of these agreements, consolidated debt may not exceed 135% of consolidated net worth, and consolidated net worth must be at least $1,250,000,000.

    At December 31, 1993, the aggregate maturities of debt for the five subsequent years are as follows (in thousands):

- ---------------------------------------------------------------------------------------------

1994..............................................................................  $ 336,356
1995..............................................................................     47,706
1996..............................................................................         --
1997..............................................................................     10,000
1998..............................................................................    140,000
- ---------------------------------------------------------------------------------------------

    The fair value of debt at December 31, 1993, based primarily on the Company's current refinancing rates for publicly-issued fixed rate debt with comparable maturities, approximates its carrying value of $1,131,810,000. The fair value of off-balance-sheet financial instruments is not significant at December 31, 1993.

    In connection with the proposed reorganization (See Note Q), the Company has commenced a tender offer for $399,500,000 aggregate principal amount of its fixed-rate debt maturing from 1997 through 2001. The offer is scheduled to end in mid-December 1994. Proceeds from private sales of short-term securities are expected to fund the tender and these borrowings are expected to be repaid in early 1995 when the cable merger is completed. In connection with the short-term security issuances, the Company expects to increase its unsecured short-term revolving bank lines of credit to an aggregate amount of $630,000,000. If the entire $399,500,000 is tendered under the terms of the tender offer, the Company expects to record an extraordinary loss of approximately $15,000,000 in the fourth quarter of 1994. In connection with the tender, in September the Company entered into interest rate swap agreements which commence in January 1995 and exchange payments at fixed rates for payments at variable rates on an aggregate principal amount of $200,000,000 of debt. These swaps are expected to be redeemed upon the successful completion of the tender offer.

    In early November 1994, the Company will also file a registration statement with the Securities and Exchange Commission with respect to long-term debt securities that it intends to offer to exchange for $250,000,000 of its outstanding long-term debt in connection with the cable television merger. With respect to this debt, the Company entered into long-term interest rate swap agreements commencing January 1995 which exchange payments at fixed rates for payments at variable rates.

    As contemplated by the cable merger agreement, the Company expects to borrow up to approximately $1.36 billion prior to the merger and the related debt will be assumed by Cox Cable. Part of the proceeds of these borrowings are expected to be used to retire the short-term securities issued to finance the debt tender and to redeem, when first callable on February 1, 1995, the $100,000,000 of 8 7/8% Notes due February 1, 1998.

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE J -- STOCK OPTION AND AWARD PLANS
    The 1984 and 1988 Executive Stock Option Plans, as amended, and the 1992 Key Employee Long-Term Incentive Plan (Incentive Plan) provide that options may be granted to key employees to purchase shares of the Company's common stock at a price equal to the fair market value at the date of grant. Options granted prior to December 27, 1991 had a purchase price equal to 75 percent of the fair market value at the date of grant. The Incentive Plan allows for the granting of incentive stock options, nonqualified stock options and deferred cash incentive awards. Options that are not exercised expire ten years from the date of grant. Options generally vest over a four-year period, except that incentive stock options generally vest nine years and nine months from the date of grant. Accelerated vesting for incentive stock options is available, based on performance goals determined by the Board of Directors over a three-year performance period. The following table sets forth information relative to the plans:

                                                                     NUMBER              OPTION
                                                                  OF SHARES     PRICE PER SHARE
- -----------------------------------------------------------------------------------------------
Options Outstanding
  January 1, 1991...............................................    902,525  $18.66  to  $37.93
    Granted.....................................................    820,560   29.44
    Exercised...................................................    (57,950)  18.66  to   30.90
    Canceled....................................................    (55,415)
- -----------------------------------------------------------------------------------------------
Options Outstanding
  December 31, 1991.............................................  1,609,720   18.66  to   37.93
    Granted.....................................................    456,550   30.13  to   36.94
    Exercised...................................................   (116,027)  18.66  to   28.36
    Canceled....................................................    (55,025)  19.46  to   36.94
- -----------------------------------------------------------------------------------------------
Options Outstanding
  December 31, 1992.............................................  1,895,218   18.66  to   37.93
    Granted.....................................................  2,425,960   31.25  to   32.13
    Exercised...................................................   (138,721)  18.66  to   30.71
    Canceled....................................................   (170,909)  18.66  to   36.94
- -----------------------------------------------------------------------------------------------
Options Outstanding
  December 31, 1993.............................................  4,011,548  $18.66  to  $37.93
- -----------------------------------------------------------------------------------------------
Options Exercisable
  December 31, 1993.............................................    868,540  $18.66  to  $37.93
- -----------------------------------------------------------------------------------------------

    At December 31, 1993, there were 515,492 options outstanding with purchase prices equal to 75 percent of the fair market value at the date of grant. At December 31, 1993, there were 239,800 shares of Series A common stock reserved for future grants under the 1984 and 1988 Executive Stock Option Plans and 1,269,024 shares of Series A common stock reserved for future grants under the Incentive Plan.

    The 1982 and 1987 Restricted Stock Plans provide for the sale of 2,800,000 shares of the Company's common stock to key employees, including officers, at a price equal to par value. The Incentive Plan generally replaced the restricted stock sales. At December 31, 1993, there were 1,241,280 shares of Series A common stock reserved for future sales. The Company expects that future sales, if any, will not be significant.

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE K -- RETIREMENT PLANS AND POSTRETIREMENT BENEFITS
    Retirement plan expense, including amounts related to discontinued operations, of $34,137,000 for 1993, $16,454,000 for 1992, and $19,470,000 for
1991 includes net periodic pension expense (income) for the defined benefit plans as follows (in thousands):

                                                                      1993       1992       1991
- ------------------------------------------------------------------------------------------------
Service cost -- benefits earned during period..................  $  55,897  $  48,325  $  43,705
Interest cost on projected benefit obligation..................     57,591     55,245     55,502
Return on plan assets..........................................    (96,143)   (96,796)   (91,159)
Net amortization and deferral..................................     (8,263)   (14,178)   (11,005)
- ------------------------------------------------------------------------------------------------
Net periodic pension expense (income)..........................  $   9,082  $  (7,404) $  (2,957)
- ------------------------------------------------------------------------------------------------

Assumptions used in the actuarial computations were:

                                                                    DECEMBER 31
                                                              -----------------------
                                                               1993     1992     1991
- -------------------------------------------------------------------------------------
Discount rate...............................................   7.5 %    7.0 %    7.5 %
Rate of increase in compensation levels.....................   6.25%    6.25%    6.25%
Expected long-term rate of return on assets.................   9.75%   10.0 %   10.0 %
- -------------------------------------------------------------------------------------

    The following table sets forth the plans' funded status and amounts recognized in the consolidated balance sheets (in thousands):

                                                                           DECEMBER 31
                                                                       --------------------
                                                                            1993       1992
- -------------------------------------------------------------------------------------------
Actuarial present value of benefit obligations:
  Vested.............................................................  $ 582,105  $ 615,625
  Nonvested..........................................................      8,480     12,655
- -------------------------------------------------------------------------------------------
Accumulated benefit obligations......................................  $ 590,585  $ 628,280
- -------------------------------------------------------------------------------------------
Projected benefit obligations........................................  $ 806,986  $ 889,563
Plan assets at fair value............................................  1,054,781  1,004,419
- -------------------------------------------------------------------------------------------
Excess of plan assets over projected benefit obligations.............    247,795    114,856
Unrecognized net loss from past experience different from that
 assumed.............................................................    116,153    272,002
Prior service cost not yet recognized................................      4,434      5,284
Unrecognized net asset being amortized over 13-15 years..............   (112,224)  (133,538)
Other................................................................      5,008     13,124
- -------------------------------------------------------------------------------------------
Prepaid pension cost.................................................  $ 261,166  $ 271,728
- -------------------------------------------------------------------------------------------

    Nearly all of prepaid pension cost is included in "Other Assets" except for approximately $8,572,000 and $8,835,000 which is included in net assets of discontinued cable television operations as of December 31, 1993 and 1992, respectively. Projected benefit obligations decreased by $71,310,000 at December 31, 1993 as a result of the change in the discount rate.

    Plan assets include the Company's common stock, other listed stocks, and corporate and government fixed-income securities. The fair value of plan assets attributable to the Company's common stock at December 31, 1993 and 1992, was $192,085,000 and $165,847,000, respectively, of which $161,995,000 and
$137,673,000, respectively, relate to the ESOP.

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE K -- RETIREMENT PLANS AND POSTRETIREMENT BENEFITS (CONTINUED)
    In 1985, the Company issued and sold shares of common stock at market value of $150,000,000 to its ESOP. Repayment of the ESOP's bank debt has been guaranteed by the Company. Company contributions are the primary source of funds for the ESOP's repayment of its debt. Benefits provided by the ESOP are coordinated with certain pension benefits. At December 31, 1993, the ESOP held 3,151,365 shares of Series A common stock and 2,427,512 shares of Series C common stock. The ESOP currently covers approximately two-thirds of the Company's employees.

    Substantially all employees over age 21 with one year of service are eligible to participate in the Company's Savings Plus Plan. Eligible employees may contribute from 1 percent to 13 percent of their basic compensation. The Company makes matching contributions equal to 50 percent of employee before-tax contributions from 1 percent to 6 percent. Employees may choose among five investment options, including a Company common stock fund, for investing their contributions and the Company's matching contribution.

    The Company adopted Statement of Financial Accounting Standards No. 106 (SFAS 106) "Employers' Accounting for Postretirement Benefits Other Than Pensions," and recorded a cumulative charge of $218,307,000 ($133,376,000 net of taxes, or $1.04 per share) as of January 1, 1992. SFAS 106 requires that postretirement health care and life insurance be charged to expense over the period the benefits are earned. The effect of this change in accounting principle was to increase postretirement expense in 1992 by $20,221,000 ($12,133,000 net of taxes, or 9 cents per share).

The net periodic postretirement benefit expense is as follows (in thousands):

                                                                                 1993       1992
- ------------------------------------------------------------------------------------------------
Service cost -- benefits earned during period.............................  $   3,457  $  10,903
Interest cost on accumulated projected benefit obligation.................     11,110     15,947
Net amortization..........................................................     (8,155)
- ------------------------------------------------------------------------------------------------
Net periodic postretirement expense.......................................  $   6,412  $  26,850
- ------------------------------------------------------------------------------------------------

Postretirement benefit expense in 1991, which was charged to expense as incurred, was not significant.

Assumptions used in the actuarial computations were:

                                                                                    DECEMBER 31
                                                                              ------------------------
                                                                                     1993         1992
- ------------------------------------------------------------------------------------------------------
Discount rate...............................................................          7.5%         7.0%
Health care cost trend rate.................................................         12.0%        13.0%
- ------------------------------------------------------------------------------------------------------

    At December 31, 1993, the health care cost trend rate of 12 percent was assumed to ratably decline to 5.5 percent by 2004 and remain at that level. At December 31, 1992, the health care cost trend rate of 13 percent was assumed to ratably decline to 5 percent by 2005 and remain at that level.

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE K -- RETIREMENT PLANS AND POSTRETIREMENT BENEFITS (CONTINUED)
    The following table sets forth the plans' unfunded obligations and amounts recognized in the consolidated balance sheet (in thousands):

                                                                              DECEMBER 31
                                                                          --------------------
                                                                               1993       1992
- ----------------------------------------------------------------------------------------------
Actuarial present value of benefit obligations:
  Retirees..............................................................  $ 126,334  $ 102,033
  Other fully eligible participants.....................................      8,232      9,368
  Other active participants.............................................     31,323     39,312
- ----------------------------------------------------------------------------------------------
Accumulated postretirement benefit obligations..........................    165,889    150,713
Unrecognized net decrease in prior service cost.........................    102,614    114,011
Unrecognized net loss from past experience different from that
 assumed................................................................    (17,609)   (12,424)
- ----------------------------------------------------------------------------------------------
Postretirement benefit liability........................................  $ 250,894  $ 252,300
- ----------------------------------------------------------------------------------------------

    The assumed health care cost trend rate can significantly affect postretirement expense and liabilities. An increase of 1% in the health care cost trend rate would increase 1993 net periodic postretirement expense by $1,802,000 and increase the accumulated postretirement benefit obligations as of December 31,1993 by $15,184,000.

    In December 1992 the Company amended its postretirement health care and life insurance benefit plans to substantially reduce benefits. The effect of the plan amendments, which reduced the accumulated postretirement benefit obligations by approximately $114,011,000 at December 31, 1992, will be amortized over the average remaining eligibility period of plan participants.

NOTE L -- LEASES
    Rental expense under operating leases, including amounts related to discontinued operations, amounted to $76,571,000, $79,034,000, and $76,541,000 for the years ended December 31, 1993, 1992 and 1991, respectively. Capital leases and contingent rentals are not significant. The future minimum lease payments as of December 31, 1993 for all noncancellable operating leases, including amounts related to discontinued operations, are as follows (in thousands):

- ---------------------------------------------------------------------------------------------
1994..............................................................................  $  51,030
1995..............................................................................     47,677
1996..............................................................................     43,220
1997..............................................................................     41,283
1998..............................................................................     34,189
Later years.......................................................................    131,322
- ---------------------------------------------------------------------------------------------
Total.............................................................................  $ 348,721
- ---------------------------------------------------------------------------------------------

NOTE M -- EARNINGS AND DIVIDENDS PER SHARE
    Earnings per share computations are based upon the weighted average number of shares of common stock and common stock equivalents outstanding during the year. Fully diluted earnings per share are the same as the earnings per share indicated.

    Cash dividends declared per share of common stock amounted to $1.08 in 1993, 1992 and 1991.

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE N -- BUSINESS SEGMENTS
    Financial data regarding the Company's business segments presented on page 21 of this report are incorporated herein by reference.

    The Company operates principally in three industries: Newspaper Publishing; Professional Information; and Consumer Multimedia. Operations in Newspaper Publishing include the publication and sale of metropolitan newspapers. Operations in Professional Information include the publishing and sale of various types of books, including law, medical and college-level business and economic textbooks, the publishing of aeronautical charts and aviation information, and training operations. Operations in Consumer Multimedia include magazines, consumer book publishing, consumer multimedia software and television programming. Total revenue by industry segment includes sales to unaffiliated customers and intersegment sales, which are accounted for at market price.

NOTE O -- QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)
    A summary of the unaudited quarterly results of operations follows (in thousands of dollars, except per share amounts):

1993 QUARTERS ENDED                                           MAR. 28    JUNE 27   SEPT. 26    DEC. 31
- ------------------------------------------------------------------------------------------------------
Revenues..................................................  $ 755,169  $ 784,632  $ 806,882  $ 897,066
- ------------------------------------------------------------------------------------------------------
Costs and expenses
  Cost of sales...........................................    421,605    406,005    464,997    466,445
  Selling, general and administrative expenses............    289,305    317,729    279,532    328,925
  Restructuring charges...................................                            3,750     76,414
- ------------------------------------------------------------------------------------------------------
                                                              710,910    723,734    748,279    871,784
- ------------------------------------------------------------------------------------------------------
Operating profit..........................................     44,259     60,898     58,603     25,282
  Interest expense........................................    (22,625)   (21,095)   (21,057)   (19,277)
  Other, net..............................................      1,855      1,638     (1,211)     2,515
- ------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes.....     23,489     41,441     36,335      8,520
Income taxes..............................................     11,833     21,040     21,086      4,157
- ------------------------------------------------------------------------------------------------------
Income from continuing operations.........................     11,656     20,401     15,249      4,363
Income from discontinued operations, net of income
 taxes....................................................     18,128     27,461     62,458     25,741
Gain on sale of discontinued operations, net of income
 taxes....................................................                                     131,702
- ------------------------------------------------------------------------------------------------------
Net income................................................  $  29,784  $  47,862  $  77,707  $ 161,806
- ------------------------------------------------------------------------------------------------------
Earnings per share:
  Continuing operations...................................       $.09       $.16       $.12      $ .04
  Discontinued operations:
    Income from operations................................        .14        .21        .48        .20
    Gain on sale..........................................                                        1.02
- ------------------------------------------------------------------------------------------------------
Earnings per share........................................       $.23       $.37       $.60      $1.26
- ------------------------------------------------------------------------------------------------------

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE O -- QUARTERLY RESULTS OF OPERATIONS (UNAUDITED) (CONTINUED)

1992 QUARTERS ENDED                                           MAR. 29    JUNE 28   SEPT. 27    DEC. 31
- ------------------------------------------------------------------------------------------------------
Revenues..................................................  $ 737,813  $ 774,888  $ 778,571  $ 864,158
Restructuring charges.....................................                19,000               183,700
Operating profit (loss)...................................     47,955     55,982     63,654   (103,832)
Income (loss) from continuing operations..................     15,457     20,182     21,786    (75,794)
Income from discontinued operations, net of income
 taxes....................................................     18,130     23,957     18,949     14,108
Cumulative effect of changes in accounting principles.....   (123,376)
Net income (loss).........................................    (89,789)    44,139     40,735    (61,686)
Earnings (loss) per share:
  Continuing operations...................................        .12        .16        .17       (.59)
  Discontinued operations.................................        .14        .18        .15        .11
  Cumulative effect of changes in accounting principles...       (.96)
Earnings (loss) per share.................................      $(.70)      $.34       $.32      $(.48)
- ------------------------------------------------------------------------------------------------------

NOTE P -- DISCONTINUED OPERATIONS
    As  a  result  of  the  proposed reorganization  described  in  Note  Q, the
Company's  cable  television  operations   are  now  reported  as   discontinued
operations.

    On March 29, 1993, the Company announced two agreements for the sale of its four broadcast television stations to Argyle Television Holdings, Inc. (Argyle). The sale of KTVI-TV, an ABC affiliate in St. Louis, Missouri, and WVTM-TV, an NBC affiliate in Birmingham, Alabama, was completed in July. The sale of its remaining two stations, KDFW-TV in Dallas, Texas, and KTBC-TV in Austin, Texas, both CBS affiliates, was completed near the end of the year. The sale of the four stations resulted in an after-tax gain of $131,702,000 net of income tax expense of $76,928,000, or $1.02 per share. At year-end, the Company exercised its option to increase the cash and decrease the securities portion of the sale price and received $320 million in cash as well as warrants in Argyle. Most of the proceeds were received in January 1994 and were used to redeem commercial paper.

    The results of operations of the Broadcast Television segment have been reported as discontinued operations in the Statements of Consolidated Income. Prior year financial statements have been reclassified to present the segment as a discontinued operation. Operating results of the discontinued operations were as follows (in thousands):

                                                                    YEAR ENDED DECEMBER 31
                                                                -------------------------------
                                                                     1993       1992       1991
- -----------------------------------------------------------------------------------------------
Revenues......................................................  $ 565,242  $ 546,543  $ 496,887
- -----------------------------------------------------------------------------------------------
Income before income taxes (1)................................    227,267    126,675    110,604
Income taxes..................................................     93,479     51,531     42,970
- -----------------------------------------------------------------------------------------------
Net income (2)................................................  $ 133,788  $  75,144  $  67,634
- -----------------------------------------------------------------------------------------------

(1) Included in income before income taxes and net income were nonrecurring gains at cable television as follows: 1993 -- gains on the sale of QVC Network, Inc. common stock and on the sale of a small cable system totaling $86,799,000 ($50,364,000 after taxes, or 39 cents per share); 1992 -- gain on the sale of two Texas cable television systems totaling $8,673,000 ($5,026,000 after taxes, or 4 cents per share); 1991 -- gain on the sale of assets of $14,111,000 ($9,570,000 after taxes, or 7 cents per share).
(2) In July 1992, the Company acquired 20 percent of Community Cablevision Company, which operates systems serving approximately 42,000 subscribers in Orange County, California. The remaining 80 percent was acquired on October 1, 1992. This acquisition was accounted for by the purchase method. The operations of Community Cablevision are reflected from the date of acquisition.

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE P -- DISCONTINUED OPERATIONS (CONTINUED)
    Summarized   balance  sheet  data  for  the  discontinued  cable  television operations are as follows (in thousands of dollars):

                                                                              DECEMBER 31
                                                                          --------------------
                                                                               1993       1992
- ----------------------------------------------------------------------------------------------
Property, plant and equipment, net......................................  $ 447,659  $ 411,520
Intangible assets, net..................................................    240,523    264,947
Other assets............................................................     69,890     65,636
Amounts due (to) from the parent........................................     24,352    (67,844)
Deferred income tax liabilities.........................................     76,763     83,983
Other liabilities.......................................................     98,983     95,240
Shareholder's equity....................................................  $ 606,678  $ 495,036
- ----------------------------------------------------------------------------------------------

    Balance sheet data for the discontinued broadcast television operations were not significant and are not segregated in the consolidated balance sheets.

    The major components of cash flow for discontinued operations are as follows (in thousands of dollars):

                                                                   YEAR ENDED DECEMBER 31
                                                               -------------------------------
                                                                    1993       1992       1991
- ----------------------------------------------------------------------------------------------
Income from discontinued operations..........................  $ 133,788  $  75,144  $  67,634
Depreciation and amortization................................    100,013     84,326     82,242
Nonrecurring gains...........................................    (86,799)    (8,673)   (14,111)
Other, net...................................................    (14,668)    29,088      6,041
- ----------------------------------------------------------------------------------------------
  Net cash provided by discontinued operating activities.....  $ 132,334  $ 179,885  $ 141,806
- ----------------------------------------------------------------------------------------------
Capital expenditures.........................................  $(116,914) $ (82,333) $ (60,426)
Proceeds from disposal of assets.............................     91,665     14,952     20,224
Acquisitions, net of cash acquired...........................     (1,413)  (110,910)   (16,531)
Other, net...................................................     (5,371)      (566)      (842)
- ----------------------------------------------------------------------------------------------
  Net cash used in investing activities of discontinued cable operations................................................  $ (32,033) $(178,857) $ (57,575)
- ----------------------------------------------------------------------------------------------

NOTE Q -- PROPOSED REORGANIZATION
    In June 1994, the Company signed an agreement to merge its cable television operations with Cox Cable Communications, Inc. (Cox Cable). It is contemplated that prior to the merger the Company will borrow approximately $1.36 billion. The Company will then transfer all of its non-cable operations, including the $1.36 billion in cash, into a newly formed entity, New Times Mirror, as part of a tax-free reorganization. Old Times Mirror, then owning the Company's cable television operations and obligated to pay the newly incurred debt, will be merged into Cox Cable. Each share of the Company's Series A and Series C common stock outstanding prior to the merger will be converted into one share of New Times Mirror Series A or Series C common stock, respectively. As a result, voting interests in New Times Mirror will remain the same as voting interests in Old Times Mirror. In addition, all non-Chandler Trust shareholders will receive common stock of Cox Cable with an estimated aggregate fair value of $932,000,000. Due to certain constraints imposed by the terms of the Chandler Trusts, in lieu of common stock of Cox Cable, the Chandler Trusts will receive non-voting, Series A cumulative preferred stock in New Times Mirror. The fair value of the preferred stock received by the Chandler Trusts will be substantially equivalent to the fair value of the Cox Cable common stock received by the other shareholders, after giving effect to their respective proportionate interest in Old Times Mirror. The Company expects this transaction will increase shareholders'

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE Q -- PROPOSED REORGANIZATION (CONTINUED)
equity by approximately $670,000,000 and result in a gain of about $1.62 billion. This transaction is expected to be consummated within the next three to six months and is subject to certain conditions, including the receipt of various regulatory approvals.

    In connection with the settlement of reorganization-related litigation, subsequent to the reorganization, shareholders will to be offered the opportunity to exchange shares of Series A or Series C common stock for shares of Series B cumulative preferred stock on a one-for-one basis. The Series B preferred stock will have one vote per share.

    At September 25, 1994, the Company had approximately $750,000,000 of publicly-held notes outstanding. In early November 1994, the Company commenced a tender offer for $399,500,000 aggregate principal amount of its fixed-rate debt and expects to file a registration statement with respect to long-term debt securities that it intends to offer to exchange for $250,000,000 of its outstanding long-term debt (see Note I).

    As previously reported, a number of lawsuits were filed in Delaware and California seeking to enjoin the proposed reorganization (See Note R for further information regarding these proceedings). The resolution of these lawsuits is not expected to have a material adverse effect on the Company's financial position or results of operations.

NOTE R -- CONTINGENT LIABILITIES
    The Company and its subsidiaries are defendants in actions for libel and other matters arising out of their business operations. In addition from time to time, the Company and its subsidiaries are involved as parties in various governmental and administrative proceedings, including environmental matters. The Company does not believe that any such proceedings currently pending will have a material adverse effect on its consolidated financial position, although an adverse resolution in any reporting period of one or more of these matters could have a material impact on results of operations for that period.

    A number of lawsuits were filed in Delaware and California in mid-1994 seeking to enjoin the proposed reorganization described in Note Q. On October 11, 1994, the Company announced an agreement to settle all of the shareholder litigation related to this proposed reorganization. Under the terms of the settlement, upon completion of the transactions, the Company will offer shareholders Series B preferred stock. The Chandler Trusts have agreed not to participate in this exchange offer. In addition, the settlement calls for the Company, subject to the exercise of the fiduciary duties of its Board of Directors, to pay an annual dividend of at least 24 cents per share on its common stock for the three years following the closing of the merger and to pay up to $6 million for plaintiffs' attorney fees and expenses, subject to court approval. The settlement of the litigation is subject to the approval of the Delaware Chancery Court and the California Superior Court in hearings to be scheduled before year-end, as well as to certain other conditions. The settlement of this litigation will not have an adverse material impact on the Company's financial position or results of operations.

NOTE S -- TRANSACTIONS WITH AN AFFILIATE
    To assure a long-term supply of newsprint for the LOS ANGELES TIMES, the Company has an agreement to purchase specified quantities of newsprint from a supplier in which the Company has a 20 percent interest. The specified quantities represent a majority of the LOS ANGELES TIMES' newsprint requirements and are purchased at prevailing market prices.

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
               FIVE-YEAR SUMMARY OF BUSINESS SEGMENT INFORMATION

(IN THOUSANDS OF DOLLARS)                     1993        1992        1991        1990        1989
- -----------------------------------------------------------------------------------------------------
REVENUES
  Newspaper Publishing...................  $1,980,717  $1,943,229  $1,974,351  $2,066,872  $2,065,890
  Professional Information...............     992,220     935,448     851,633     757,882     654,593
  Consumer Multimedia....................     271,176     277,757     292,157     311,328     305,913
  Corporate and Other....................                                 391      11,412      56,487
  Intersegment Revenues..................        (364)     (1,004)     (1,358)     (1,175)       (630)
                                           ----------  ----------  ----------  ----------  ----------
                                           $3,243,749  $3,155,430  $3,117,174  $3,146,319  $3,082,253
                                           ----------  ----------  ----------  ----------  ----------
                                           ----------  ----------  ----------  ----------  ----------
OPERATING PROFIT (LOSS)(1)
  Newspaper Publishing...................  $  107,346  $   19,126  $   93,094  $  171,257  $  309,850
  Professional Information...............     174,855     114,348     193,161     165,741     144,836
  Consumer Multimedia....................      (3,785)     (3,527)     (7,775)     (9,496)     (1,180)
  Corporate and Other....................     (89,374)    (66,188)    (69,808)    (59,364)    (13,106)
                                           ----------  ----------  ----------  ----------  ----------
                                           $  189,042  $   63,759  $  208,672  $  268,138  $  440,400
                                           ----------  ----------  ----------  ----------  ----------
                                           ----------  ----------  ----------  ----------  ----------
IDENTIFIABLE ASSETS
  Newspaper Publishing...................  $2,012,623  $2,036,453  $2,023,275  $2,044,545  $1,907,900
  Professional Information...............   1,030,586     971,833     788,260     753,184     690,416
  Consumer Multimedia....................     288,805     338,895     338,046     412,505     430,263
  Corporate and Other....................     563,686     317,423     341,493     383,616     369,663
  Discontinued Operations
    Cable Television.....................     606,678     495,036     509,942     484,611     439,185
    Broadcast Television.................         285     123,439     120,649     125,109     125,562
  Eliminations...........................      (2,766)    (49,734)   (115,526)    (83,489)    (88,691)
                                           ----------  ----------  ----------  ----------  ----------
                                           $4,499,897  $4,233,345  $4,006,139  $4,120,081  $3,874,298
                                           ----------  ----------  ----------  ----------  ----------
                                           ----------  ----------  ----------  ----------  ----------
DEPRECIATION, AMORTIZATION AND DEPLETION
  Newspaper Publishing...................  $  113,877  $  105,939  $  110,946  $  100,458  $   82,234
  Professional Information...............      44,490      40,092      41,640      42,701      40,743
  Consumer Multimedia....................      10,816      10,705      14,656      23,730      24,022
  Corporate and Other....................       1,795       1,753       2,664       2,588       7,616
                                           ----------  ----------  ----------  ----------  ----------
                                           $  170,978  $  158,489  $  169,906  $  169,477  $  154,615
                                           ----------  ----------  ----------  ----------  ----------
                                           ----------  ----------  ----------  ----------  ----------
CAPITAL EXPENDITURES
  Newspaper Publishing...................  $   66,429  $   88,226  $  119,963  $  231,493  $  312,473
  Professional Information...............      33,006      19,984      19,324      26,080      19,088
  Consumer Multimedia....................       1,718       1,579       1,142       2,744      10,102
  Corporate and Other....................         940         321         494         938         785
  Discontinued Operations
    Cable Television.....................     116,914      82,333      60,426      66,641      70,590
    Broadcast Television.................                   3,464       3,141       6,803       6,189
                                           ----------  ----------  ----------  ----------  ----------
                                           $  219,007  $  195,907  $  204,490  $  334,699  $  419,227
                                           ----------  ----------  ----------  ----------  ----------
                                           ----------  ----------  ----------  ----------  ----------


(1) Includes restructuring charges as follows (in thousands):

                                              1993        1992        1991
- -----------------------------------------------------------------------------
Newspaper Publishing.....................  $   33,080  $  106,700  $   39,690
Professional Information.................      25,300      96,000       1,160
Corporate and Other......................      21,784                   1,450
                                           ----------  ----------  ----------
                                           $   80,164  $  202,700  $   42,300
                                           ----------  ----------  ----------
                                           ----------  ----------  ----------

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          THE TIMES MIRROR COMPANY

                                                     O. JEAN WILLIAMS

                                          --------------------------------------
                                                     O. Jean Williams
                                             SECRETARY AND ASSOCIATE GENERAL
                                                         COUNSEL
November 10, 1994

                                 EXHIBIT INDEX

                                                                                                           SEQUENTIALLY
   EXHIBIT                                                                                                   NUMBERED
   NUMBER                                            DESCRIPTION                                               PAGE
- -------------  ----------------------------------------------------------------------------------------  -----------------
         23    Consent of Ernst & Young LLP, Independent Auditors......................................